                                                                  EXHIBIT 10(GG)

                         STOP LOSS REINSURANCE AGREEMENT
                         -------------------------------
                  (HEREINAFTER REFERRED TO AS THE "AGREEMENT")


                                     BETWEEN


               STATE AUTO PROPERTY AND CASUALTY INSURANCE COMPANY
                            MILBANK INSURANCE COMPANY
                       FARMERS CASUALTY INSURANCE COMPANY
                                       AND
                          STATE AUTO INSURANCE COMPANY

             (HEREINAFTER COLLECTIVELY REFERRED TO AS THE "COMPANY")


                                       AND


                    STATE AUTOMOBILE MUTUAL INSURANCE COMPANY
            (HEREINAFTER COLLECTIVELY REFERRED TO AS THE "REINSURER")



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                                    ARTICLE I
                                    ---------

BUSINESS COVERED:
-----------------

            The Reinsurer shall indemnify the Company for the amounts incurred by the Company as set forth in the Reinsuring Clause under any and all policies, contracts, binders and other evidence of insurance and reinsurance, oral or written (hereinafter referred to as "Policies") that are in force as of the inception date hereof or issued or renewed thereafter by the Company. However, the reinsurance provided herein shall apply only to the net business written by the Company which is reinsured through the Reinsurance Pooling Agreement amended and restated as of January 1, 2000, and as may be amended from time to time (the "State Auto Pooling Agreement"), among the foregoing insurers and State Automobile Mutual Insurance Company ("State Auto Mutual" or the Reinsurer) and Midwest Security Insurance Company ("Midwest Security"). The business written by State Auto Mutual, Midwest Security and the Company that is reinsured under the State Auto Pooling Agreement is sometimes hereafter referred to as the "State Auto Pooled Business".


                                   ARTICLE II
                                   ----------

EXCLUSIONS:
-----------

            This Agreement shall not reinsure the Company's liability from any of the following:

            1. Insolvency Fund Exclusion Clause (see Exhibit A attached and incorporated).

            2. War Risk Exclusion Clause (see Exhibit B attached and
               incorporated).

            3. Nuclear Incident Exclusion Clauses - Physical Damage -
               Reinsurance - U.S.A. and Canada (see Exhibits C and D attached and incorporated).


                                   ARTICLE III
                                   -----------

TERM:
-----

            The term of this Agreement commences at 12:01 a.m. Eastern Time, October 1, 2001 and shall expire at 12:01 a.m. Eastern Time, January 1, 2004.



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                                   ARTICLE IV
                                   ----------

REINSURING CLAUSE:
------------------

            In the event the Incurred Loss Ratio (as defined below) of the State Auto Pooled Business in the calendar quarter during the term of this Agreement for which the computation is being made exceeds 70.75%, after the application of the State Auto Pooling Agreement and any other applicable reinsurance, that amount in excess of 70.75% multiplied by Earned Premium shall be deemed a Net Underwriting Loss for the State Auto Pooled Business, for such calendar quarter. In the event of a Net Underwriting Loss for the State Auto Pooled Business, then the Reinsurer shall be obligated to pay to the Company an amount equal to 27% of the Net Underwriting Loss. Notwithstanding the foregoing, the Reinsurer's obligation ceases when the Incurred Loss Ratio of the State Auto Pooled Business, after the application of the State Auto Pooling Agreement and any other applicable reinsurance, exceeds 80% for the calendar quarter for which the computation is being made and in such case, the Reinsurer's payment obligation shall be limited to 27% of the Net Underwriting Loss which would have resulted if the Incurred Loss Ratio of the State Auto Pooled Business for such calendar quarter had been 80%.

            It is understood and agreed that the Incurred Loss Ratio means the figure resulting from the following calculation: paid losses plus paid loss adjustment expense of every kind and nature, plus (outstanding losses at the end of the calendar quarter minus outstanding losses at the beginning of the calendar quarter) divided by Earned Premium during that calendar quarter. It is further understood and agreed that outstanding losses, as used above, means all case and IBNR Bulk Reserves relating to the State Auto Pooled Business. It is understood and agreed that Earned Premium means written premium plus (unearned premium at the beginning of the calendar quarter minus unearned premium at the end of the quarter).


                                    ARTICLE V
                                    ---------

CLAW BACK PROVISION:
--------------------

            In the event the Incurred Loss Ratio for the State Auto Pooled Business in the calendar quarter during the term of this Agreement for which the computation is being made is less than 69.25%, after the application of the State Auto Pooling Agreement and any other applicable reinsurance, that amount less than 69.25% multiplied by Earned Premium shall be deemed a Net Underwriting Gain for such calendar quarter. In the event of a Net Underwriting Gain, the Company shall be obligated to pay to the Reinsurer an amount equal to 27% of the Net Underwriting Gain. Notwithstanding the foregoing, the Company's obligation to pay the Reinsurer



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            ceases when the Incurred Loss Ratio of the State Auto Pooled
            Business, after the application of the State Auto Pooling Agreement and any other applicable reinsurance, is less than 60% for the calendar quarter for which the computation is being made and in such case the Company's payment obligation shall be limited to 27% of the Net Underwriting Gain which would have resulted if the Incurred Loss Ratio for the State Auto Pooled Business for such calendar quarter had been 60%.


                                   ARTICLE VI
                                   ----------

NET RETAINED LINES:
-------------------

            This Agreement applies to only that portion of any Policy which the Company retains net for its own account and in calculating the amount of any loss hereunder. In computing the amount or amounts in excess of which this Agreement attaches, only loss or losses in respect of that portion of any Policy which the Company retains net for its own account shall be included.

            The amount of the Reinsurer's liability hereunder in respect of any loss shall not be increased by reason of the inability of the Company to collect from any other reinsurer, whether specific or general, any amounts which may have become due whether such inability arises from the insolvency of such other reinsurer or otherwise.


                                   ARTICLE VII
                                   -----------

REPORTS AND REMITTANCES
-----------------------

            Company shall provide the Reinsurer with all necessary data respecting premiums and losses, including reserves thereon, on forms mutually acceptable to the Company and the Reinsurer.

            Within 30 days following the end of each calendar quarter, the Company shall provide the Reinsurer with detailed report showing the amount of each of the following, for the calendar quarter.

            1. Incurred Loss Ratio for the State Auto Pooled Business, after the application of the State Auto Pooling Agreement and any other applicable reinsurance.

            2. Calculation of the Net Underwriting Loss or the Net Underwriting
               Gain, as the case may be.



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            3. Computation of amounts due to or from the Reinsurer as per
               Article IV and Article V of this Agreement.

            The debtor party shall pay amounts due from the account within 15 days after receipt of the account. State Auto Property and Casualty Insurance Company shall apportion among the Company in accordance with each such company's Respective Percentage (as defined in the State Auto Pooling Agreement) the amounts paid to the Company by the Reinsurer or paid by the Company to the Reinsurer.


                                  ARTICLE VIII
                                  ------------

OFFSET:
-------

            The Company and the Reinsurer, each at its option, may offset any balance or balances, whether on account of premiums, claims and losses, loss expenses or salvages due from one party to the other under this Agreement; provided, however, that in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with applicable statutes and regulations.


                                   ARTICLE IX
                                   ----------

ACCESS TO RECORDS:
------------------

            The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect through its designated representatives, during the term of this Agreement and thereafter, all books, records and papers of the Company in connection with any reinsurance hereunder, or the subject matter hereof.


                                    ARTICLE X
                                    ---------

ERRORS ANDS OMISSIONS:
----------------------

            Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to either party if such delay, omission or error had not been made, provided such delay, omission or error is rectified as soon as practicable after discovery.


                                   ARTICLE XI
                                   ----------


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TAXES:
------

            In consideration of the terms under which this Agreement is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns, or when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or to the District of Columbia.


                                   ARTICLE XII
                                   -----------

INSOLVENCY:
-----------

            The reinsurance under this Agreement shall be payable by the Reinsurer on the basis of the liability of one or more of the Companies under the Policy or Policies reinsured without diminution because of the insolvency of one or more of the Companies reinsured or because the liquidator, receiver, conservator or statutory successor of the Company(ies) has failed to pay all or a portion of any claim.

            In the event of the insolvency of one or more of the Companies reinsured, the liquidator, receiver, conservator or statutory successor of the Company(ies) shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company(ies) on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company(ies) or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable subject to court approval against the insolvent Company(ies) as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company(ies) solely as a result of the defense undertaken by the Reinsurer.

            Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company(ies).

            In the event of the insolvency of one or more of the Companies reinsured, the reinsurance under this Agreement shall be payable by the Reinsurer directly to the Company(ies) or to the liquidator, receiver, conservator or statutory successor, except as provided by subsection (A) of section 4118 of the Insurance Law of New York or except where (I) the Agreement specifies another payee of such Reinsurance in the



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            event of the insolvency of the Company(ies) and (II) the Reinsurer, with the consent of the direct insureds and, with the prior approval of the Superintendent of Insurance of New York to the certificate of assumption issued to New York direct insureds, has assumed such Policy obligations of the Company(ies) as its direct obligations to the payees under such policies, in substitution for the obligations of the Company(ies) to such payees.


                                  ARTICLE XIII
                                  ------------

ARBITRATION:
------------

            If any irreconcilable differences shall arise between the parties to this Agreement, either before or after its termination, with reference to the interpretation of this Agreement or the rights of either party with respect to any transactions under this Agreement, including the formation or validity thereof, the dispute shall be referred to three (3) arbitrators as a condition precedent to any right of action arising under this Agreement. The arbitrators shall be active or retired disinterested officers of insurance or reinsurance companies or Lloyd's Underwriters other than the parties or their affiliates. One arbitrator shall be chosen by each party and the third by the two so chosen. If either party refuses or neglects to appoint an arbitrator within thirty (30) days after the receipt of written notice from the other party requesting it to do so, the requesting party may nominate two (2) arbitrators who shall choose the third.

            In the event the arbitrators do not agree on the selection of the third arbitrator within thirty (30) days after both arbitrators have been named, the Company shall petition the American Arbitration Association to appoint the third arbitrator. If the American Arbitration Association fails to appoint the third arbitrator within thirty (30) days after it has been requested to do so, either party may request a justice of a court of general jurisdiction of the state in which the arbitration is to be held, to appoint an officer or retired officer of an insurance or reinsurance company or Lloyd's Underwriter as the third arbitrator. In the event both parties request the appointment of the third arbitrator, the third arbitrator shall be the soonest named in writing by the justice of the court.

            Each party shall submit its case to the arbitrators within thirty
            (30) days of the appointment of the arbitrators. The arbitrators shall consider this Agreement an honorable engagement rather than merely a legal obligation; they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of a majority of the arbitrators shall be final and binding on both the Company and the Reinsurer. Judgment may be entered upon the award of the arbitrators in any court having jurisdiction.



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            Each party shall bear the fee and expenses of its own arbitrator, one half of the fee and the expenses of the third arbitrator and one half of the other expenses of the arbitration. In the event both arbitrators are chosen by one party, the fees of the arbitrators shall be equally divided between the parties.

            Any such arbitration shall take place in Columbus, Ohio unless some other location is mutually agreed upon by the parties.


                                   ARTICLE XIV
                                   -----------

GOVERNING LAW:
--------------

            This Agreement shall be governed as to performance, administration and interpretation by the laws of the State of Ohio, exclusive of the rules with respect to conflicts of law.


                                   ARTICLE XV
                                   ----------

SEVERABILITY
------------

            If any provision of this Agreement should be invalid under applicable laws, the latter shall control but only to the extent of the conflict without affecting the remaining provisions of this Agreement.


                                   ARTICLE XVI
                                   -----------

CONDITIONS PRECEDENT
--------------------

                  This Agreement shall be deemed effective as of October 1, 2001 upon receipt (or deemed receipt) of all necessary regulatory approvals, the approval of the Special Independent Committee of the Board of Directors of State Auto Mutual and the approval of the Special Independent Committee of the Board of Directors of State Auto Financial Corporation and the effectiveness (including the receipt or deemed receipt of any required regulatory approvals) of the Third Amendment to the State Auto Pooling Agreement and Amendment No. 2 to the Management and Operations Agreement dated January 1, 2000. Unless and until all such regulatory approvals are received or deemed received, this Agreement shall not bind the parties hereto. If such Amendment No. 2 or the Third Amendment does not become concurrently effective



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            as of October 1, 2001 at 12:00 am, Columbus, Ohio time, then this
            Agreement shall be deemed null and void.

            In Witness Whereof, by their signatures hereon, the parties hereto do hereby confirm their agreement to the foregoing.

                     STATE AUTOMOBILE MUTUAL INSURANCE COMPANY


                     By: /s/ Robert H. Moone
                         -------------------------------------------------------
                         Robert H. Moone, President



                     STATE AUTO PROPERTY AND CASUALTY INSURANCE COMPANY


                     By: /s/ Robert H. Moone
                         -------------------------------------------------------
                         Robert H. Moone, President



                     STATE AUTO INSURANCE COMPANY


                     By: /s/ Robert H. Moone
                         -------------------------------------------------------
                         Robert H. Moone, President



                     MILBANK INSURANCE COMPANY


                     By: /s/ Robert H. Moone
                         -------------------------------------------------------
                         Robert H. Moone, President



                     FARMERS CASUALTY INSURANCE COMPANY


                     By  /s/ Robert H. Moone
                         -------------------------------------------------------
                         Robert H. Moone, Chairman



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